EXHIBIT 99.1

FOR RELEASE NOVEMBER 15, 2004 AT 4:00PM EDT

Contacts:
Paul Rosenbaum                                  Investors
Rentrak Corporation                             PondelWilkinson Parham
Chairman & CEO                                  Ron Parham
503-284-7581                                    503-924-1186
exitpoll@aol.com                                rparham@pondel.com


            RENTRAK REPORTS SECOND QUARTER NET INCOME OF $1.8 MILLION
                           ON 85 PERCENT REVENUE RISE

      PORTLAND, Ore. (November 15, 2004)--Rentrak Corp. (Nasdaq:RENT) today announced net income of $1.8 million, or $0.17 per diluted share, for the second fiscal quarter ended September 30, 2004, compared with a net loss of $1.5 million, or $(0.15) per diluted share, for the same period one year ago, as restated.

      Rentrak Chairman and Chief Executive Officer Paul Rosenbaum commented, "We're extremely pleased with our second quarter results. Over the past 12 months, our revenue-sharing business, combined with early revenues from our newly introduced business intelligence services, generated revenues of $96.9 million, earnings of $5.8 million, or $0.57 per diluted share, and operating cash flow of $3.9 million. Capitalizing on that internally generated cash flow, we've made tremendous progress developing and introducing our full suite of Essentials services."

      Consolidated revenues for the quarter grew 84.9 percent, to $27.0 million, compared with $14.6 million in last year's restated second quarter, primarily due to increased activity under new revenue-sharing agreements that took effect during the past twelve months, increased revenue from the company's existing and new information management services and the positive effect of a revenue-sharing agreement with a large customer that was renegotiated in September 2003 and expired September 30, 2004. It appears likely, although still not certain, that this customer will adopt a studio-direct revenue-sharing arrangement similar in nature to those employed by national chains. Under such an arrangement, Rentrak would no longer generate revenues directly from this customer and would, instead, realize revenue in lesser amounts from studios in exchange for performing rental data collection, auditing and reporting services in support of the customer's studio-direct revenue-sharing agreement."

Rentrak Fiscal 2005 Second Quarter Net Income $1.8 million on 85 Percent Revenue Rise
Page 2 of 3

      Mr. Rosenbaum continued, "We expect the movie rental industry to remain healthy even as studios, rentailers and consumers experiment with new distribution models, including subscription-based programs and on demand. Despite the reduction in near-term revenues we expect due to the change in the customer relationship mentioned above, we believe our revenue-sharing business will continue to generate positive earnings and cash flow. Combined with our current cash balance of over $13 million, this cash flow will provide the capital necessary for us to continue investing in additional staff to support the on-going development and expansion of our business intelligence and media measurement services -- services which represent the future of Rentrak.

      "This future holds great potential for Rentrak and we are intensely focused on continuing to transform the company. Today we are engaged in trial programs involving data acquisition and reporting in every one of our new Essentials services. We are making steady progress gaining access to more data from more channels of media distribution, moving us nearer the critical mass necessary to begin generating ongoing revenues from each of these services. We believe our success in acquiring broad access to industry sell-through data is creating a powerful strategic advantage over potential competitors.

      "For example, our OnDemand Essentials(TM) pilot programs with Comcast in its Philadelphia market and with Insight Communications in all 12 of its on demand-enabled markets are resulting in Rentrak's capture of over 7 million anonymous on-demand viewing transactions each week. OnDemand Essentials collects and aggregates anonymous on-demand viewership data and delivers in-depth analysis of actual, real-time viewing patterns at a census level to help studios, television networks, advertisers and cable companies better understand viewer preferences for on-demand content. At present, no other independent third-party aggregator is involved in similar trials within the on-demand category."

      Rosenbaum concluded, "We are committed to working closely with media, entertainment, retail and advertising industry leaders to provide them with state-of-the-art data collection, analysis and reporting technologies. Our services are designed to provide not only superior measurement of media consumption but, more importantly, to enable the deployment of new media technologies that benefit from our advanced measurement technologies. We believe our deep industry expertise, coupled with our proprietary data management and analysis techniques, allow us to be more flexible and nimble than the legacy approaches against which we compete in meeting the emerging needs of these new media technologies."

Rentrak Fiscal 2005 Second Quarter Net Income $1.8 million on 85 Percent Revenue Rise
Page 3 of 3

Conference Call
      Rentrak has scheduled a conference call for 2 p.m. (PST) November 15, 2004 to discuss the company's financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 1-800-901-5226 from the U.S. or Canada, or 617-786-4513 for international callers, passcode 39388575. This call is being webcast by CCBN and can be accessed at Rentrak's web site at www.rentrak.com where it will be archived through November 15, 2005. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

About Rentrak Corporation

      Rentrak Corporation, based in Portland, Oregon, is the developer of the Essentials(TM) suite of web-based information management and business intelligence products used by clients in the media, entertainment, retail and manufacturing industries. Vertical market editions of Essentials(TM) applications are customizable to the needs of each licensee, allowing marketers to collect, manage, analyze and make critical business decisions based on detailed, real-time point-of-sale and supply chain data. The Essentials(TM) suite of services offers competitive advantages to executives in selected industries by providing timely and actionable insight into their own company's performance in tandem with valuable perspective against aggregated industry-wide data. For further information, please visit Rentrak's corporate web site at http://www.rentrak.com.

Safe Harbor Statement

      When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company's PPT(R) and business intelligence services and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company's ability to attract new revenue-sharing customers and retain existing customers, the company's success in maintaining its relationships with studios and other product suppliers, the company's ability to successfully develop and market new services to create new revenue streams, and Rentrak's customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2004 annual report on Form 10-K and subsequent quarterly reports, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

      Business outlook statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

                                      # # #
                            (Financial Tables Follow)

                               RENTRAK CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                           September 30,    March 31,
                                                               2004           2004
                                                           ------------   ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                              $ 13,891,499   $  8,735,683
    Accounts receivable, net of allowance for doubtful
       accounts of $1,013,173 and $839,122                   18,047,479     15,389,867
    Advances to program suppliers, net of program
       supplier reserves of $4,532,724 and $4,520,759         1,649,809      4,188,222
    Income tax receivable                                        45,148         68,384
    Deferred tax asset                                          402,166      2,262,186
    Other current assets                                      1,135,419      1,160,952
                                                           ------------   ------------
    Total current assets                                     35,171,520     31,805,294

PROPERTY AND EQUIPMENT, net                                   2,828,256      2,466,668
DEFERRED TAX ASSET                                            1,221,074      1,099,660
OTHER ASSETS                                                    647,982        831,617
                                                           ------------   ------------
          TOTAL ASSETS                                     $ 39,868,832   $ 36,203,239
                                                           ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                      $ 15,479,730   $ 15,446,818
     Accrued liabilities                                        583,928        889,377
     Accrued compensation                                       737,239        598,875
     Deferred revenue                                           271,727        237,575
                                                           ------------   ------------
          Total current liabilities                          17,072,624     17,172,645
                                                           ------------   ------------

LONG-TERM LIABILITIES:
     Lease obligations and deferred gain                        156,756        234,922

COMMITMENTS AND CONTINGENCIES                                        --             --

STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value;
       Authorized:  10,000,000 shares, none issued
      Common stock,  $.001 par value;
       Authorized:  30,000,000 shares
         Issued and outstanding: 9,850,466 shares
         at Sept 30, 2004 and 9,739,537 at
         March 31, 2003                                           9,850          9,740
     Capital in excess of par value                          41,742,044     41,093,976
     Accumulated other comprehensive income                     180,879        180,879
     Accumulated deficit                                    (19,293,321)   (22,488,923)
                                                           ------------   ------------
     Total stockholders' equity                              22,639,452     18,795,672
                                                           ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 39,868,832   $ 36,203,239
                                                           ============   ============

 The accompanying notes are an integral part of these consolidated statements.

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                      Three Months Ended September 30,
                                         2004                 2003
                                      -----------           ----------
                                                            (Restated)
REVENUES                               26,997,784           14,603,732

OPERATING EXPENSES:
   Cost of sales                       19,860,236           12,465,406
   Selling and administrative           4,338,227            4,140,708
                                      -----------   ------------------
                                       24,198,463           16,606,114
                                      -----------   ------------------

INCOME (LOSS) FROM OPERATIONS           2,799,321           (2,002,382)

OTHER INCOME (EXPENSE):
   Interest income                         52,812               67,428
   Interest expense                        (1,165)              (1,776)
                                      -----------   ------------------
                                           51,647               65,652
                                      -----------   ------------------

INCOME (LOSS) BEFORE TAXES              2,850,968           (1,936,730)
PROVISION (BENEFIT) FOR INCOME TAXES    1,040,605             (484,182)
                                      -----------   ------------------

NET INCOME (LOSS)                     $ 1,810,363          $(1,452,548)
                                      ===========   ==================

NET INCOME (LOSS) PER SHARE:
    Basic                             $      0.18          $     (0.15)
                                      ===========          ===========
    Diluted                           $      0.17          $     (0.15)
                                      ===========          ===========

The accompanying notes are an integral part of these condensed consolidated statements.

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                      Six Months Ended September 30,
                                         2004               2003
                                      -----------        -----------
                                                          (Restated)
REVENUES                               52,330,786          33,518,104

OPERATING EXPENSES:
   Cost of sales                       38,637,297          26,924,494
   Selling and administrative           8,769,406           8,471,258
                                      -----------        ------------
                                       47,406,703          35,395,752
                                      -----------        ------------

INCOME (LOSS) FROM OPERATIONS           4,924,083          (1,877,648)

OTHER INCOME (EXPENSE):
   Interest income                        110,657             122,867
   Interest expense                        (2,296)             (7,825)
                                      -----------        ------------
                                          108,361             115,042
                                      -----------        ------------

INCOME (LOSS) BEFORE TAXES              5,032,444          (1,762,606)
PROVISION (BENEFIT) FOR INCOME TAXES    1,836,842            (440,652)
                                      -----------        ------------

NET INCOME (LOSS)                     $ 3,195,602        $ (1,321,954)
                                      ===========        ============

NET INCOME (LOSS) PER SHARE:
    Basic                             $      0.33        $      (0.14)
                                      ===========        ============
    Diluted                           $      0.31        $      (0.14)
                                      ===========        ============

The accompanying notes are an integral part of these condensed consolidated statements.

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                     Three Months Ended September 30, 2004
                               ----------------------------------------------
                               ENTERTAINMENT      FULFILLMENT      TOTAL
                               -------------      -----------   -----------

REVENUES                        $ 26,997,784        $     --    $26,997,784

OPERATING EXPENSES:
   Cost of sales                  19,860,230               6     19,860,236
   Selling and administrative      4,328,593           9,634      4,338,227
                                ------------        --------    -----------

                                  24,188,823           9,640     24,198,463
                                ------------        --------    -----------

INCOME (LOSS) FROM OPERATIONS      2,808,961          (9,640)     2,799,321
                                ------------        --------    -----------

OTHER INCOME (EXPENSE):
   Interest income                    19,215          33,597         52,812
   Interest expense                   (1,165)             --         (1,165)
                                ------------        --------    -----------
                                      18,050          33,597         51,647
                                ------------        --------    -----------

INCOME BEFORE TAXES                2,827,011          23,957      2,850,968

PROVISION FOR INCOME TAXES         1,031,861           8,744      1,040,605
                                ------------        --------    -----------

NET INCOME                      $  1,795,150        $ 15,213    $ 1,810,363
                                ============        ========    ===========

NET INCOME PER SHARE:
    Basic                       $       0.18        $   0.00    $      0.18
                                ============        ========    ===========
    Diluted                     $       0.17        $   0.00    $      0.17
                                ============        ========    ===========

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                   Six Months Ended September 30, 2004
                               --------------------------------------------
                               ENTERTAINMENT       FULFILLMENT     TOTAL
                               -------------       -----------  -----------

REVENUES                        $ 52,330,786        $     --    $52,330,786

OPERATING EXPENSES:
   Cost of sales                  38,631,258           6,039     38,637,297
   Selling and administrative      8,749,184          20,222      8,769,406
                                ------------        --------    -----------

                                  47,380,442          26,261     47,406,703
                                ------------        --------    -----------

INCOME (LOSS) FROM OPERATIONS      4,950,344         (26,261)     4,924,083
                                ------------        --------    -----------

OTHER INCOME (EXPENSE):
   Interest income                    42,009          68,648        110,657
   Interest expense                   (2,296)             --         (2,296)
                                ------------        --------    -----------
                                      39,713          68,648        108,361
                                ------------        --------    -----------

INCOME BEFORE TAXES                4,990,057          42,387      5,032,444

PROVISION FOR INCOME TAXES         1,821,371          15,471      1,836,842
                                ------------        --------    -----------

NET INCOME                      $  3,168,686        $ 26,916    $ 3,195,602
                                ============        ========    ===========

NET INCOME PER SHARE:
    Basic                       $       0.33        $   0.00    $      0.33
                                ============        ========    ===========
    Diluted                     $       0.31        $   0.00    $      0.31
                                ============        ========    ===========

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                     Three Months Ended September 30, 2003
                               -----------------------------------------------
                                                     (restated)
                               ENTERTAINMENT        FULFILLMENT       TOTAL
                               -------------        -----------    -----------

REVENUES                        $ 14,099,116        $   504,616    $14,603,732

OPERATING EXPENSES:
   Cost of sales                  10,444,120          2,021,286     12,465,406
   Selling and administrative      3,870,115            270,593      4,140,708
                                ------------        -----------    -----------

                                  14,314,235          2,291,879     16,606,114
                                ------------        -----------    -----------

INCOME (LOSS) FROM OPERATIONS       (215,119)        (1,787,263)    (2,002,382)
                                ------------        -----------    -----------

OTHER INCOME (EXPENSE):
   Interest income                    20,658             46,770         67,428
   Interest expense                   (1,776)                --         (1,776)
                                ------------        -----------    -----------
                                      18,882             46,770         65,652
                                ------------        -----------    -----------

INCOME BEFORE TAXES                 (196,237)        (1,740,493)    1,936,730)

PROVISION FOR INCOME TAXES           (49,059)          (435,123)      (484,182)
                                ------------        -----------    -----------

NET INCOME                      $   (147,178)       $(1,305,370)   $(1,452,548)
                                ============        ===========    ===========

NET INCOME PER SHARE:
    Basic                       $      (0.02)       $     (0.13)   $     (0.15)
                                ============        ===========    ===========
    Diluted                     $      (0.02)       $     (0.13)   $     (0.15)
                                ============        ===========    ===========

                               RENTRAK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                        Six Months Ended September 30, 2003
                               -----------------------------------------------
                                                    (restated)
                                ENTERTAINMENT       FULFILLMENT       TOTAL
                               --------------       -----------    -----------

REVENUES                        $ 28,893,805        $ 5,154,443(1) $33,518,104

OPERATING EXPENSES:
   Cost of sales                  21,201,605(1)       6,253,033     26,924,494
   Selling and administrative      7,730,663            740,595      8,471,258
                                ------------        -----------    -----------

                                  28,932,268          6,993,628     35,395,752
                                ------------        -----------    -----------

INCOME (LOSS) FROM OPERATIONS        (38,463)        (1,839,185)    (1,877,648)
                                ------------        -----------    -----------

OTHER INCOME (EXPENSE):
   Interest income                    51,703             71,164        122,867
   Interest expense                   (3,429)            (4,396)        (7,825)
                                ------------        -----------    -----------
                                      48,274             66,768        115,042
                                ------------        -----------    -----------

INCOME BEFORE TAXES                    9,811         (1,772,417)    (1,762,606)

PROVISION FOR INCOME TAXES             2,452           (443,104)      (440,652)
                                ------------        -----------    -----------

NET INCOME                      $      7,359        $(1,329,313)   $(1,321,954)
                                ============        ===========    ===========

NET INCOME PER SHARE:
    Basic                       $       0.00        $     (0.14)   $     (0.14)
                                ============        ===========    ===========
    Diluted                     $       0.00        $     (0.14)         (0.14)
                                ============        ===========    ===========


(1) - Includes Intercompany transactions of $530,144, which are eliminated in consolidated total amounts.